NEWS RELEASE

Former CEO of American Express Bank and ChaseBankCard Services,
John A. Ward, III, Named CEO of Innovative Card Technologies

Current Chairman of the Board brings extensive banking and payment card expertise to Chief Executive role to accelerate widespread market adoption of company’s one-time-password DisplayCard

Los Angeles, CA - August 10, 2006 - Innovative Card Technologies, Inc. (OTCBB: INVC), developers of the breakthrough one-time-password (OTP) DisplayCard for secure online transactions, announces that Chairman of the Board John A. Ward, III will additionally assume the responsibilities of Chief Executive Officer. Ward is replacing founder Alan Finkelstein, who will remain the company’s President and Director.

Ward’s extensive executive career in the financial services industry includes serving as Chairman of the Board and Chief Executive Officer of American Express Bank; Executive Vice President of The Chase Manhattan Bank, and Chief Executive Officer of ChaseBankCard Services. Most recently, Ward was Chairman and Interim Chief Executive Officer of Doral Financial Corporation.

“John’s leadership as our chairman and his commitment to the company, technology and products made it very clear that he was the top choice to assume the reins of CEO at this time of rapid growth for our company,” said Finkelstein. “His highly successful career in the financial services industry and extensive contacts in the banking industry will enable us to forge business partnerships with financial institutions and to advantageously position InCard Technologies as we roll out production to meet huge marketplace demand.”

On the heels of his 31-year career with American Express Bank and The Chase Manhattan Bank, Ward has successfully turned around and grown a diverse group of companies, both domestically and internationally. These businesses include credit cards, travelers cheques, private banking, correspondent banking, third party funds distribution, corporate banking, and trade and export finance. He possesses strong expertise in sales management and risk management in wholesale and retail credit.

“Innovative Card Technologies’ suite of products provides two crucial assets to financial institutions: security and product differentiation,” said Ward. “The company’s latest product, the one-time-password DisplayCard, is a simple, elegant security solution that will revolutionize online banking and data systems access. To lead the company as Chief Executive Officer during this exciting time is a fantastic opportunity, and I am eager to introduce InCard Technologies’ cutting-edge security technology to the banking sector.”

About Innovative Card Technologies
InCard Technologies (OTC: INVC.OB) was founded in 1993 with a vision for a new kind of payment card, and has since raised industry expectations for customer retention rates and payment card performance. The OTP DisplayCard, InCard Technologies’ latest product, features a screen on the front of the card, which is powered by an integrated battery, circuit, and switch. This screen displays a one-time password to verify the presence of the card during online transactions or data systems login. www.incardtech.com.

Media Relations	Investor Relations
Susan Roush, 20-80 PR	Jose Castaneda
818-222-8330, susan_roush@20-80PR.com	720-733-0052, ir@incardtech.com

This press release contains forward-looking statements. Forward-looking statements are not guarantees of future performance and are inherently subject to uncertainties and other factors which could cause actual results to differ materially from the forward-looking statement. The Innovative Card Technologies, Inc. refers interested persons to its most recent Annual Report on Form 10-KSB and its other SEC filings for a description of additional uncertainties and factors that may affect forward-looking statements. Forward-looking statements are based on information presently available to senior management, and Innovative Card Technologies has not assumed any duty to update any forward-looking statements.

INNOVATIVE CARD TECHNOLOGIES
11601 WILSHIRE BLVD SUITE 2150 • LOS ANGELES, CA • 90025
PHONE: (310) 312-0700• FAX: (310) 312-5367 • INFO@INCARDTECH.COM